EXHIBIT 99

Chrysler Financial DaimlerChrysler Auto Trust 2005-B Monthly Servicer’s Certificate (KG)	Distribution Date:	08-Jul-05 Page 1 of 2

Payment Determination Statement Number	2
Distribution Date	08-Jul-05

Dates Covered	From and Including	To and Including
Collections Period	01-Jun-05	30-Jun-05
Accrual Period	08-Jun-05	07-Jul-05
30/360 Days	30
Actual/360 Days	30

	Number of
Collateral Pool Balance Data	Accounts	$ Amount
Pool Balance — Beginning of Period	122,956	2,061,231,529.14
Collections of Installment Principal		42,028,000.15
Collections Attributable to Full Payoffs		35,482,120.24
Principal Amount of Repurchases		0.00
Principal Amount of Gross Losses		247,844.08

Pool Balance — End of Period	120,120	1,983,473,564.67

Pool Statistics	End of Period
Initial Pool Balance (Pool Balance at the Purchase Date)	2,137,500,207.96
Pool Factor (Pool Balance as a Percent of Initial Pool Balance)	92.79%

Ending O/C Amount	144,490,317.48
Coverage Ratio (Ending Pool Balance as a Percent of Ending Notes)	107.86%

Cumulative Net Losses	159,441.75
Net Loss Ratio (3 mo. Weighted Avg.)	0.0456%
Cumulative Recovery Ratio	45.58%
60+ Days Delinquency Amount	2,243,332.64
Delinquency Ratio (3 mo. Weighted Avg.)	0.06480%

Weighted Average APR	6.845%
Weighted Average Remaining Term (months)	50.80
Weighted Average Seasoning (months)	12.67

Chrysler Financial DaimlerChrysler Auto Trust 2005-B Monthly Servicer’s Certificate (KG)	Distribution Date:	08-Jul-05 Page 2 of 2

Cash Sources
Collections of Installment Principal	42,028,000.15
Collections Attributable to Full Payoffs	35,482,120.24

Principal Amount of Repurchases	0.00
Recoveries on Loss Accounts	123,216.15
Collections of Interest	11,822,387.15
Investment Earnings	153,024.44
Reserve Account	5,005,000.00

Total Sources	94,613,748.13

Cash Uses
Servicer Fee	1,717,692.94
A Note Interest	5,938,109.60
Priority Principal Distribution Amount	0.00
B Note Interest	221,000.00
Reserve Fund	5,005,000.00
Regular Principal Distribution Amount	81,731,945.59
Distribution to Certificateholders	0.00

Total Cash Uses	94,613,748.13

Administrative Payment
Total Principal and Interest Sources	94,613,748.13
Investment Earnings in Trust Account	(153,024.44)
Daily Collections Remitted	(89,506,754.48)
Cash Reserve in Trust Account	(5,005,000.00)
Servicer Fee (withheld)	(1,717,692.94)
O/C Release to Seller	0.00

Payment Due to/(from) Trust Account	(1,768,723.73)

O/C Release (Prospectus pg S18-S20)
Pool Balance	1,983,473,564.67
Yield Supplement O/C Amount	(92,985,104.77)

Adjusted Pool Balance	1,890,488,459.90

Total Securities	1,838,983,247.19

Adjusted O/C Amount	51,505,212.71

Target Overcollateralization Amount	94,524,423.00

O/C Release Period?	No

O/C Release	0.00

	Beginning	Ending	Principal	Principal per	Interest	Interest per
	Balance	Balance	Payment	$1000 Face	Payment	$1000 Face	Original

Notes
Class A-1 402,000,000 @ 3.26%	320,715,192.78	238,983,247.19	81,731,945.59	203.3132975	871,276.27	2.1673539	402000000
Class A-2 620,000,000 @ 3.75%	620,000,000.00	620,000,000.00	0.00	0.0000000	1,937,500.00	3.1250000	620000000
Class A-3 680,000,000 @ 4.04%	680,000,000.00	680,000,000.00	0.00	0.0000000	2,289,333.33	3.3666667	680000000
Class A-4 240,000,000 @ 4.20%	240,000,000.00	240,000,000.00	0.00	0.0000000	840,000.00	3.5000000	240000000
Class B 60,000,000 @ 4.42%	60,000,000.00	60,000,000.00	0.00	0.0000000	221,000.00	3.6833333	60000000

Total Notes	1,920,715,192.78	1,838,983,247.19	81,731,945.59		6,159,109.60		2,002,000,000.00

*	Class A-1 Interest is computed on an Actual/360 Basis. Days in current period 30